                                                                       Exhibit 4









                           EASTGROUP PROPERTIES, INC.

                                       AND

                          HARRIS TRUST AND SAVING BANK

                                  RIGHTS AGENT


                                RIGHTS AGREEMENT

                          DATED AS OF DECEMBER 3, 1998
















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                                TABLE OF CONTENTS
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RECITALS  ................................................................................1

TERMS OF AGREEMENT  ......................................................................1

Section 1.     Certain Definitions........................................................1

Section 2.     Appointment of Rights Agent................................................8

Section 3.     Issuance of Rights Certificates............................................8
               (a)      Distribution Date; Rights Certificates............................8
               (b)      Summary of Rights; Common Stock Certificates......................9
               (c)      Legend............................................................9
               (d)      Rights on Conversion of Series B Preferred Stock.................10

Section 4.     Form of Rights Certificates...............................................11
               (a)      Form; Date.......................................................11
               (b)      Acquiring Person or Adverse Person Legend........................11

Section 5.     Countersignature and Registration.........................................12
               (a)      Signatures.......................................................12
               (b)      Registration and Transfer........................................12

Section 6.     Transfer, Split Up, Combination and Exchange of Rights
               Certificates; Mutilated, Destroyed, Lost or Stolen Rights
               Certificates..............................................................12
               (a)      Procedures.......................................................12
               (b)      Issuance of New Rights Certificate...............................13

Section 7.     Exercise of Rights; Purchase Price; Expiration Date of
               Rights....................................................................13
               (a)      Exercise.........................................................13
               (b)      Purchase Price; Form of Payment..................................14
               (c)      Action by Rights Agent...........................................14
               (d)      Partial Exercise.................................................15
               (e)      Termination of Acquiring Person's or Adverse Person's
                        Rights...........................................................15
               (f)      Certificate by Registered Holder; Evidence of Identity...........15

Section 8.     Cancellation of Rights Certificates.......................................16

Section 9.     Reservation and Availability of Capital Stock.............................16
               (a)      Reservation of Stock.............................................16
               (b)      Listing..........................................................16
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               (c)      Registration.....................................................16
               (d)      Covenant Regarding Stock.........................................17
               (e)      Transfer Taxes and Charges.......................................17

Section 10.    Preferred Stock Record Date...............................................18

Section 11.    Adjustment of Purchase Price, Number and Kind of   Shares
               or Number of Rights.......................................................18
               (a)      Certain Adjustments..............................................18
               (b)      Purchase Price Adjustment--Preferred Stock.......................22
               (c)      Purchase Price Adjustment--Distribution Other Than
                        Preferred Stock
                        .................................................................22
               (d)      Current Market Price.............................................23
               (e)      Purchase Price Adjustment Threshold..............................24
               (f)      Purchase Price Adjustment--Equivalent Shares.....................25
               (g)      Post-Adjustment Rights Issuances.................................25
               (h)      Preferred Stock Anti-Dilution....................................25
               (i)      Adjustment of Number of Rights...................................25
               (j)      Form of Rights Certificates......................................26
               (k)      Adjustment Below Par or Stated Value.............................26
               (l)      Adjustment Effective as of Effective Date........................26
               (m)      Tax Adjustments..................................................27
               (n)      Restrictions on Certain Transactions.............................27
               (o)      Additional Restrictions to Protect Benefits of Rights............27
               (p)      Common Stock Adjustments.........................................27

Section 12.    Certificate of Adjusted Purchase Price or Number of
               Shares....................................................................28

Section 13.    Consolidation, Merger or Sale or Transfer of Assets,   Cash
               Flow or Earning Power.....................................................28
               (a)      Flip-over Event..................................................28
               (b)      Principal Party..................................................29
               (c)      Conditions to Consummation of Flip-over Event....................30
               (d)      Certain Exceptions...............................................30
               (e)      Certain Protections for Rights Agent.............................31

Section 14.    Fractional Rights and Fractional Shares...................................31
               (a)      Fractional Rights................................................31
               (b)      Fractional Shares of Preferred Stock.............................32
               (c)      Fractional Shares of Common Stock................................32
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               (d)      Waiver of Fractional Rights and Shares...........................32

Section 15.    Rights of Action..........................................................32

Section 16.    Agreement of Rights Holders...............................................33

Section 17.    Rights Certificate Holder Not Deemed a Stockholder........................34

Section 18.    Concerning the Rights Agent...............................................34
               (a)      Compensation.....................................................34
               (b)      Limits on Damages................................................34
               (c)      Reliance.........................................................35

Section 19.    Merger or Consolidation or Change of Name of Rights Agent.................35
               (a)      Successor........................................................35
               (b)      Prior Countersignatures..........................................35

Section 20.    Duties of Rights Agent....................................................35
               (a)      Legal Counsel....................................................36
               (b)      Certification by Company.........................................36
               (c)      Liability for Certain Conduct....................................36
               (d)      Non-Liability for Statements of Fact and Recitals
                        Herein...........................................................36
               (e)      Non-Responsibility for Certain Matters...........................36
               (f)      Further Assurances by Company....................................37
               (g)      Instructions for Company Officers................................37
               (h)      Dealing in Rights; Other Transactions with Company...............37
               (i)      Use of Agents; Reasonable Care by Agents.........................38
               (j)      Expenditures.....................................................38
               (k)      Consultation with Company Concerning Surrendered Rights
                        Certificates.....................................................38
               (l)      Notice to Rights Agent...........................................38
               (m)      Specific Notification............................................38

Section 21.    Change of Rights Agent....................................................38

Section 22.    Issuance of New Rights Certificates.......................................39

Section 23.    Redemption and Termination................................................40
               (a)      Redemption.......................................................40
               (b)      Effect of Redemption; Procedure..................................40


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Section 24.    Exchange..................................................................41
               (a)      Right to Exchange................................................41
               (b)      Effect of Exchange; Procedure....................................41
               (c)      Common Stock Equivalents.........................................42
               (d)      Insufficient Common Stock........................................42
               (e)      Fractional Shares................................................42

Section 25.    Notices ..................................................................42
               (a)      Addresses and Notice Method for all Notices......................42
               (b)      Notice of Certain Distributions, etc.............................43
               (c)      Other Transactions...............................................44

Section 26.    Supplements and Amendments................................................44

Section 27.    Successors................................................................46

Section 28.    Determinations and Actions by the Board,   Disinterested
               Directors, etc............................................................46

Section 29.    Benefits of this Agreement................................................46

Section 30.    Severability..............................................................46

Section 31.    Governing Law.............................................................47

Section 32.    Counterparts..............................................................47

Section 33.    Descriptive Headings......................................................47
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                                RIGHTS AGREEMENT


            RIGHTS AGREEMENT, dated as of December 3, 1998, between EASTGROUP PROPERTIES, INC., a Maryland corporation (the "Company"), and HARRIS TRUST AND SAVINGS BANK, (the "Rights Agent").


                                    RECITALS


            On December 3, 1998 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right for each share of common stock, par value $0.0001 per share, of the Company outstanding at the close of business on December 28, 1998 (the "Record Date"), and authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Common Stock of the Company issued between the Record Date and the Distribution Date (as defined herein) and 1.1364 Rights (as such number may be hereinafter adjusted pursuant to the provisions of Section 11(p) hereof) for each share of Series B Preferred Stock issued between the Record Date and the Distribution Date, each Right initially representing the right to purchase one one-thousandth (1/1000) of a share of Series C Preferred Stock of the Company having the rights, powers and preferences set forth in the form of Articles Supplementary to the Charter of the Company attached hereto as Exhibit A, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

                               TERMS OF AGREEMENT

            In consideration of the premises and the mutual agreements herein set forth, the parties hereby agree as follows:

            SECTION 1. CERTAIN DEFINITIONS. For purposes of the Agreement (as defined herein), the following terms have the meanings indicated:

                   (a) "ACQUIRING PERSON" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan, (iv) Five Arrows, its Affiliates and Associates, but only to the extent of their Beneficial Ownership of Series B Preferred Stock (or Common Stock issuable on its conversion) as contemplated by the Investment Agreement and agreements related thereto, or (v) any Person who becomes an Acquiring Person solely as a result of a reduction in the number of shares of Common Stock outstanding due to the repurchase of shares of Common Stock by the Company, unless and until such Person shall purchase or otherwise become (as a result of actions taken by such Person or its Affiliates or Associates) the Beneficial Owner of additional shares of Common Stock constituting 1% or more of the then outstanding shares of Common Stock. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an Acquiring Person, as defined pursuant to the foregoing provisions of this paragraph, has become such inadvertently (including, without limitation, because (i) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an Acquiring Person, or (ii) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement) and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of shares of Common Stock so that such Person would no longer be an Acquiring Person as defined pursuant to the foregoing provisions of this paragraph, then such Person shall not be deemed to be or to have become an Acquiring Person for any purpose of this Agreement. For purposes of the foregoing and all other provisions of this Agreement, in computing the percentage of the shares of Common Stock outstanding at any time that are beneficially owned by a Person and its Affiliates and Associates, the shares of Common Stock then outstanding shall be deemed to include all shares of Common Stock beneficially owned by such Person and its Affiliates and Associates as defined in paragraph (g) of this Section 1, even if such shares are not then outstanding.

                  (b) "ACT" shall mean the Securities Act of 1933, as amended and in effect from time to time.

                  (c) "ADJUSTMENT SHARES" shall have the meaning set forth in
Section 11(a)(ii).

                  (d) "ADVERSE PERSON" shall mean any Person declared to be an Adverse Person by the Board upon determination by the Board that such Person, alone or together with its Affiliates and Associates, is the Beneficial Owner of an amount of Common Stock which the Board of Directors determines to be substantial (which amount shall in no event be less than 9.8% of the shares of Common Stock then outstanding) and a determination by the Board that (i) such Beneficial Ownership by such Person is intended to cause the Company to repurchase any of the Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Board determines that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transaction or series of transactions at that time or (ii) such Beneficial Ownership is causing or is reasonably likely to cause a material adverse impact on the business or prospects of the Company (including, but not limited to, jeopardization of the status of the Company as a "real


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estate investment trust" under the Internal Revenue Code of 1986, as amended, impairment of relationships with the Company's tenants, customers, lenders, providers of financial and other services, or regulators or impairment of the Company's ability to maintain its competitive position); provided, however, that the Board shall not take into account any shares of Series B Preferred Stock that may be issued to Five Arrows under the Investment Agreement or the shares of Common Stock issuable upon conversion of such Series B Preferred Stock in determining whether Five Arrows is beneficial owner of 9.8% of the shares of Common Stock then outstanding.

                  (e) "AFFILIATE" and "ASSOCIATE" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

                  (f) "AGREEMENT" shall mean this Rights Agreement as originally executed or as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof.

                  (g) A Person shall be deemed the "BENEFICIAL OWNER" of, and shall be deemed to "beneficially own," any securities:

                      (i) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or after the passage of time or the occurrence of conditions), pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights (other than the Rights), warrants or options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, or (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (C) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 hereof (the "Original Rights") or pursuant to Section 11(i) hereof in connection with an adjustment made with respect to any Original Rights;

                      (ii) which such Person or any of such Person's Affiliates or Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the


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"Beneficial Owner" of, or to "beneficially own," any security under this subparagraph (ii) as a result of an agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding: (A) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations under the Exchange Act, and (B) is not also then reportable by such Person on Schedule 13D or Schedule 13G under the Exchange Act (or any comparable or successor reports); or

                      (iii) which are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso to subparagraph (ii) of this paragraph (g)) or disposing of any voting securities of the Company; provided, however, that nothing in this subparagraph (iii) shall cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner" of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a firm commitment underwriting until the expiration of forty days after the date of such acquisition.

                  (h) "BOARD" means the Board of Directors of the Company.

                  (i) "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York or Illinois are authorized or obligated by law or executive order to close.

                  (j) "CLOSE OF BUSINESS" on any given date shall mean 5:00 P.M., New York City time, on such date; provided, however, that if such date is not a Business Day it shall mean 5:00 P.M., New York City time, on the next succeeding Business Day.

                  (k) "COMMON STOCK" shall mean the common stock, par value $0.0001 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company shall mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

                  (l) "COMMON STOCK EQUIVALENTS" shall have the meaning set forth in Section 11(a)(iii).

                  (m) "COMPANY" shall mean the Person named as the "Company" in the first paragraph of this Agreement until a successor corporation shall have become such, or until a Principal Party shall assume, and thereafter be liable for, all obligations and duties of the Company hereunder, pursuant to the applicable provisions of this Agreement, and thereafter "Company" shall mean such successor corporation or Principal Party.

                  (n) "CURRENT MARKET PRICE" shall have the meaning set forth in
Section 11(d).

                  (o) "CURRENT VALUE" shall have the meaning set forth in
Section 11(a)(iii).

                  (p) "DISINTERESTED DIRECTOR" shall mean (i) any member of the Board, while such individual is a member of the Board, who is not an Acquiring Person or an Adverse Person, or an Affiliate or Associate of an Acquiring Person or an Adverse Person, or a representative of an Acquiring Person or an Adverse Person or any such Affiliate or Associate, and was a member of the Board prior to the date of this Agreement, or (ii) any individual who subsequently becomes a member of the Board, while such individual is a member of the Board, who is not an Acquiring Person or an Adverse Person or an Affiliate or Associate of an Acquiring Person or an Adverse Person, or a representative of an Acquiring Person or Adverse Person or any such Affiliate or Associate, if such individual's nomination for election or election to the Board is recommended or approved by a majority of the Disinterested Directors.

                  (q) "DISTRIBUTION DATE" shall have the meaning set forth in
Section 3(a).

                  (r) "EQUIVALENT PREFERRED STOCK" shall have the meaning set forth in Section 11(b).

                  (s) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and in effect on the date of this Agreement.

                  (t) "EXCHANGE NUMBER" shall mean one-half of the number of shares of Common Stock, one-thousandths of a share of Preferred Stock, or shares or other units of other property for which a Right is exercisable immediately prior to the time of the action of the Board to exchange the Rights.

                  (u) "EXPIRATION DATE" shall have the meaning set forth in
Section 7(a).

                  (v) "FINAL EXPIRATION DATE" shall mean the close of business on December 3, 2008.



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                  (w) "FIVE ARROWS" shall mean Five Arrows Realty Securities II
L.L.C., a Delaware limited liability company.

                  (x) "FLIP-IN EVENT" shall mean any event described in Section 11(a)(ii)(A) or (B).

                  (y) "FLIP-IN TRIGGER DATE" shall have the meaning set forth in
Section 11(a)(iii).

                  (z) "INVESTMENT AGREEMENT" shall mean the Investment Agreement between the Company and Five Arrows dated September 25, 1998.

                  (aa) "FLIP-OVER EVENT" shall mean any event described in clauses (x), (y) or (z) of Section 13(a).

                  (ab) "NASDAQ" shall mean National Association of Securities Dealers, Inc. Automated Quotation System.

                  (ac) "PERSON" shall mean any individual, firm, corporation, partnership, trust, limited liability partnership, limited liability corporation, or other entity.

                  (bb) "PREFERRED STOCK" shall mean shares of Series C Preferred Stock, par value $0.0001 per share, of the Company, and, to the extent that there are not a sufficient number of shares of Series C Preferred Stock authorized to permit the full exercise of the Rights, any other series of Preferred Stock, par value $0.0001 per share, of the Company designated for such purpose containing terms substantially similar to the terms of the Series C Preferred Stock.

                  (cc) "PRINCIPAL PARTY" shall have the meaning set forth in
Section 13(b).

                  (dd) "PURCHASE PRICE" shall have the meaning set forth in
Section 7(b).

                  (ee) "RECORD DATE" shall have the meaning set forth in the RECITALS at the beginning of the Agreement.

                  (ff) "REDEMPTION DATE" shall have the meaning set forth in
Section 23(a).



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                  (gg) "REDEMPTION PRICE" shall have the meaning set forth in
Section 23(a).

                  (hh) "RIGHTS" shall have the meaning set forth in the RECITALS at the beginning of the Agreement.

                  (ii) "RIGHTS AGENT" shall mean the Person named as the "Rights Agent" in the first paragraph of the Agreement until a successor Rights Agent shall have become such pursuant to the applicable provisions hereof and thereafter "Rights Agent" shall mean such successor Rights Agent. If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to the applicable provisions of the Agreement, "Rights Agent" shall mean and include each such Person.

                  (jj) "RIGHTS CERTIFICATES" shall have the meaning set forth in
Section 3(a).

                  (kk) "RIGHTS DIVIDEND DECLARATION DATE" shall have the meaning set forth in the RECITALS clause at the beginning of the Agreement.

                  (ll) Any reference in this Agreement to a specific "SECTION" shall refer to a Section of the Agreement unless the language or context indicates otherwise.

                  (mm) "SERIES B PREFERRED STOCK" shall mean the Company's Series B Cumulative Convertible Preferred Stock, $0.0001 par value per share.

                  (nn) "SPREAD" shall have the meaning set forth in Section 11(a)(iii).

                  (oo) "STOCK ACQUISITION DATE" shall mean the first date of public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) or Section 13(g) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such or by the Company that an Adverse Person has become such.

                  (pp) "SUBSIDIARY" shall mean, with reference to any Person, any corporation of which an amount of voting securities sufficient to elect at least a majority of the directors of such corporation is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

                  (qq) "SUBSTITUTION PERIOD" shall have the meaning set forth in
Section 11(a)(iii).

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                  (rr) "SUMMARY OF RIGHTS" shall have the meaning set forth in
Section 3 (b).

                  (ss) "TRADING DAY" shall have the meaning set forth in Section 11(d)(i).

                  (tt) "TRIGGERING EVENT" shall mean any Flip-in Event or any Flip-over Event; provided, however that the ownership by Five Arrows of the Company's Series B Preferred Stock, or the exercise by Five Arrows of its right to convert the Series B Preferred Stock into Common Stock, shall not constitute a Triggering Event.

            SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents as it may deem necessary or desirable upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such Co-Rights Agent.

            SECTION 3. ISSUANCE OF RIGHTS CERTIFICATES.

                   (a) DISTRIBUTION DATE; RIGHTS CERTIFICATES. Until the earliest of (i) the close of business on the tenth day after the Stock Acquisition Date (or, if the tenth day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date) or (ii) the close of business on the tenth Business Day (or such later date as the Board shall determine) after the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding or (iii) the close of business on the tenth Business Day after the Board determines, in accordance with the criteria set forth in Section 1(d) of this Agreement, that a Person is an Adverse Person (the earliest of (i), (ii) or (iii) being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of paragraph (b) of this Section 3) by the certificates for the Common Stock or Series B Preferred Stock registered in the names of the holders of the Common Stock or Series B Preferred Stock (which certificates for Common Stock or Series B Preferred Stock shall be deemed also to be certificates for Rights) and not by separate certificates, and (y) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock or Series B Preferred Stock (including a transfer to, or redemption by, the Company). The Company shall give the Rights Agent prompt written notice of the Distribution Date. As soon as practicable after the Distribution Date and receipt of written notice of the Distribution Date from the Company, the Rights Agent will, at the Company's expense, send by first-class, insured, postage prepaid mail, to each record holder of the Common Stock or Series B Preferred Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more right certificates, in substantially the form of Exhibit B hereto (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held and 1.1364 Rights for each share of Series B Preferred Stock so held, subject to adjustment as provided herein. In the event that an adjustment in the number of Rights per share of Common Stock or Series B Preferred Stock has been made pursuant to Section 11(p) hereof, at the time of distribution of the Right Certificates, the Company shall make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                   (b) SUMMARY OF RIGHTS; COMMON STOCK CERTIFICATES. As promptly as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form attached hereto as Exhibit C (the "Summary of Rights"), by first-class, postage prepaid mail, to each record holder of the Common Stock and Series B Preferred Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock and Series B Preferred Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and Series B Preferred Stock and the registered holders of the Common Stock and Series B Preferred Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with such shares of Common Stock and Series B Preferred Stock.

                   (c) LEGEND. Rights shall be issued in respect of all shares of Common Stock and Series B Preferred Stock which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock and Series B Preferred Stock shall also be deemed to be certificates for Rights, and shall bear the following legend:

            "Until the Distribution Date (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between EastGroup Properties, Inc.

            (the "Company") and Harris Trust and Savings Bank, as Rights Agent, dated as of December 3, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or an Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void."

With respect to such certificates containing the foregoing legend, until the earlier of (i) the Distribution Date, (ii) the Expiration Date or (iii) the Redemption Date, the Rights associated with the Common Stock or Series B Preferred Stock represented by such certificates shall be evidenced by such certificates alone and registered holders of Common Stock or Series B Preferred Stock shall also be the registered holders of the associated Rights, and the transfer of any of such certificates shall also constitute the transfer of the Rights associated with the Common Stock or Series B Preferred Stock represented by such certificates.

                   (d) RIGHTS ON CONVERSION OF SERIES B PREFERRED STOCK. Notwithstanding anything in this Agreement to the contrary, any shares of Series B Preferred Stock that are converted into Common Stock prior to the Distribution Date shall forfeit all Rights related to the shares of Series B Preferred Stock so converted in exchange for Rights with respect to the Common Stock issued on such conversion and no Rights shall be issued on any Common Stock issued upon the conversion of Series B Preferred Stock after the Distribution Date.

            SECTION 4. FORM OF RIGHTS CERTIFICATES.

                   (a) FORM; DATE. The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit B hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Rights may from time to time be listed, or to conform to usage. The Rights Certificates shall be in a machine printable format and in a form reasonably satisfactory to the Rights Agent. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, shall be dated as of the Record Date, show the date of countersignature, and on their face shall entitle the holders thereof to purchase such number of one one-thousandths of a share of Preferred Stock as shall be set forth therein at the price set forth therein (such exercise price per one one-thousandths of a share is referred to as the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein.

                   (b) ACQUIRING PERSON OR ADVERSE PERSON LEGEND. Any Rights Certificate issued pursuant to Section 3(a) or Section 22 that represents Rights beneficially owned by: (i) an Acquiring Person or Adverse Person or any Associate or Affiliate of an Acquiring Person or Adverse Person, (ii) a transferee of an Acquiring Person or Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom such Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Disinterested Directors have determined is part of a plan, arrangement or understanding which has as a primary purpose or effect avoidance of Section 7(e), and any Rights Certificate issued pursuant to Section 6, Section 11 or
Section 22 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

            "The Rights represented by this Rights Certificate are or were beneficially owned by a Person who was or became an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Rights Agreement."

The Company shall instruct the Rights Agent in writing of the Rights which should be so legended and shall supply the Rights Agent with such legended Rights Certificates.

            SECTION 5. COUNTERSIGNATURE AND REGISTRATION.

                   (a) SIGNATURES. The Rights Certificates shall be executed on behalf of the Company by its Chairman of the Board, its President or any Vice President, either manually or by facsimile signature, and shall have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be manually countersigned by the Rights Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the Person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificates may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of the Agreement any such Person was not such an officer.

                   (b) REGISTRATION AND TRANSFER. Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates and the date of each of the Rights Certificates.

            SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

                   (a)  PROCEDURES. Subject to the provisions of Section 4(b),
Section 7(e) and Section 14, at any time after the close of business on the Distribution Date and at or prior to the close of business on the Expiration Date, any Rights Certificate or Rights

Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a share of Preferred Stock (or, following a Triggering Event, Common Stock, other securities, cash or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged at the office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to Section 4(b), Section 7(e) and Section 14, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment by the holders of Rights of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                   (b) ISSUANCE OF NEW RIGHTS CERTIFICATE. Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

            SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE
                       OF RIGHTS.

                   (a) EXERCISE. Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii), Section 23(a) and
Section 24(b)) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one one-thousandths of a share of Preferred Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, and an amount equal to any applicable transfer tax, at or prior to the earliest of (i) the Final Expiration Date, (ii) the Redemption Date, or
(iii) the expiration of the Rights pursuant to Section 13(d) (the earliest of (i), (ii) or (iii) being herein referred to as the "Expiration Date").

                   (b) PURCHASE PRICE; FORM OF PAYMENT. The Purchase Price for each one one-thousandths of a share of Preferred Stock pursuant to the exercise of a Right shall initially be $70.00, and shall be subject to adjustment from time to time as provided in Sections 11 and 13(a). The payment of the Purchase Price and any applicable transfer tax (as such amount may be reduced pursuant to Section 11(a)(iii)) shall be made in cash, or by certified check or official bank check payable to the order of the Company or by delivery of a certificate or certificates (with appropriate stock powers executed in blank attached thereto) evidencing a number of shares of Common Stock equal to the then Purchase Price divided by the closing price (as determined pursuant to Section 11(d)) per share of Common Stock on the Trading Day immediately preceding the date of such exercise. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash and/or distribute other property pursuant to Section 11(a) hereof, the Company will make all arrangements necessary so that such other securities, cash and/or other property are available for distribution by the Rights Agent, if and when appropriate.

                   (c) ACTION BY RIGHTS AGENT. Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment with respect to each Right so exercised in compliance with paragraphs (a) and (b) of this
Section 7, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Preferred Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of one one-thousandths of a share of Preferred Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Preferred Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of one one-thousandths of a share of Preferred Stock as are to be purchased (in which case certificates for the shares of Preferred Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate.

                   (d) PARTIAL EXERCISE. In case the registered holder of any Rights Certificate shall exercise less than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, subject to the provisions of
Section 14.

                   (e) TERMINATION OF ACQUIRING PERSON'S OR ADVERSE PERSON'S RIGHTS. Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Flip-in Event, any Rights beneficially owned by
(i) an Acquiring Person or an Adverse Person or an Associate or Affiliate of an Acquiring Person or Adverse Person, (ii) a transferee of an Acquiring Person or Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom the Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board, with the concurrence of a majority of the Disinterested Directors, has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of this
Section 7(e), shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to insure that the provisions of this Section 7(e) and Section 4(b) are complied with, but shall have no liability to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or Adverse Person or any of their Affiliates, Associates or transferees hereunder. The Rights Agent will endeavor to comply with the provisions hereof to the extent it has received instructions from the Company concerning such matters.

                   (f) CERTIFICATE BY REGISTERED HOLDER; EVIDENCE OF IDENTITY. Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder shall have (i) completed and signed the certificate contained in the form of election to purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

            SECTION 8. CANCELLATION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company.

            SECTION 9. RESERVATION AND AVAILABILITY OF CAPITAL STOCK.

                   (a) RESERVATION OF STOCK. The Company covenants and agrees that it will cause to be reserved and kept available out of its authorized and unissued shares of Preferred Stock (and, following the occurrence of a Triggering Event, out of its authorized and unissued shares of Common Stock and/or other securities), the number of shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) that, as provided in this Agreement including Section 11(a)(iii), will be sufficient to permit the exercise in full of all outstanding Rights.

                   (b) LISTING. If and so long as the shares of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange upon official notice of issuance upon such exercise.

                   (c) REGISTRATION. The Company shall use its best efforts to
(i) file, as soon as practicable following the earliest date after the first occurrence of a Flip-in Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with
Section 11(a)(iii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, or (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the securities or

"blue sky" laws of the various states in connection with the exercisability of the Rights. The Company may temporarily suspend, for a period of time not to exceed ninety (90) days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect, in each case with simultaneous written notice to the Rights Agent. In addition, if the Company shall determine that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction shall not have been obtained, the exercise thereof shall not be permitted under applicable law or a registration statement shall not have been declared effective. Unless the Company has given the Rights Agent prior written instructions that an identified Right or group of Rights may not be exercised, the Rights Agent may assume that any right exercised is permitted to be exercised under applicable law and shall have no liability for acting in reliance upon such assumption.

                   (d) COVENANT REGARDING STOCK. The Company will take all such actions as may be necessary to ensure that all one one-thousandths of a share of Preferred Stock (and, following the occurrence of a Triggering Event, Common Stock and/or other securities) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price), be duly and validly authorized and issued and fully paid and nonassessable.

                   (e) TRANSFER TAXES AND CHARGES. The Company will pay, when due and payable, any and all federal and state transfer taxes and charges which may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for a number of one one-thousandth of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required to pay any transfer tax which may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of a number of one one-thousandth of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in respect of a name other than that of, the registered holder of the Rights Certificates evidencing Rights surrendered for exercise or to issue or deliver any certificates for a number of one one-thousandths of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until such tax shall have been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

           SECTION 10. PREFERRED STOCK RECORD DATE. Each Person in whose name any certificate for a number of one one-thousandth of a share of Preferred Stock (or Common Stock and/or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such fractional shares of Preferred Stock (or Common Stock and/or other securities, as the case may be) represented thereby on, and such certificate shall be dated the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Preferred Stock (or Common Stock and/or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate shall not be entitled to any rights of a stockholder of the Company with respect to shares for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

           SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

                   (a) CERTAIN ADJUSTMENTS.

                       (i) In the event the Company shall at any time after the date of this Agreement (A) declare a dividend on the Preferred Stock payable in shares of Preferred Stock, (B) subdivide the outstanding Preferred Stock, (C) combine the outstanding Preferred Stock into a smaller number of shares, or (D) issue any shares of its capital stock in a reclassification of the Preferred Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Preferred Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Preferred Stock or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Preferred Stock transfer books of the Company were open, that such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. If an event occurs which would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                       (ii) In the event:

                            (A) (1) any Acquiring Person or Adverse Person or
            any Associate or Affiliate of an Acquiring Person or Adverse Person, at any time after the date of this Agreement, directly or indirectly, shall merge into the Company, enter into a share exchange with the Company, or otherwise combine with the Company, and the Company shall be the continuing or surviving corporation of such merger or combination and the Common Stock of the Company shall remain outstanding and unchanged, or (2) subject to Section 23, any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person or Adverse Person, or

                            (B) during such time as there is an Acquiring Person
            or Adverse Person, there shall be any reclassification of securities (including any reverse stock split) or recapitalization of the Company, or any merger or consolidation of the Company with any of its Subsidiaries or any other transaction or series of transactions involving the Company or any of its Subsidiaries, other than a transaction or transactions to which the provisions of Section 13(a) apply (whether or not with or into or otherwise involving an Acquiring Person or Adverse Person) which has the effect, directly or indirectly, of increasing by more than 1% the proportionate share of the outstanding shares of any class of equity securities of the Company or any of its subsidiaries which is directly or indirectly beneficially owned by any Acquiring Person or Adverse Person or any Associate or Affiliate of any Acquiring Person or Adverse Person,

then, promptly following the occurrence of any such event described in Section 11(a)(ii)(A) or (B) hereof, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, in lieu of a number of one one-thousandths of a share of Preferred Stock, such number of shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price by the then number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to the first occurrence of a Flip-over Event, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by 50% of the Current Market Price (determined pursuant to Section 11(d)) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares").

                       (iii) In the event that the number of shares of Common Stock which are authorized by the Company's Charter but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights is not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this Section 11(a), the Company shall (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), and (B) with respect to each Right (subject to
Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock, such as the Preferred Stock, which the Board has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or
(6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Purchase Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Flip-in Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Flip-in Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term "Spread" shall mean the excess of (i) the Current Value over (ii) the Purchase Price. If the Board determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the thirty (30) day period set forth above may be extended to the extent necessary, but not more than ninety (90) days after the Flip-in Trigger Date, in order that the Company may seek stockholder approval for the authorization of such additional shares (such period, as extended, is herein called the "Substitution Period"). To the extent that action is to be taken pursuant to the first and/or third sentences of this Section 11(a)(iii), the Company (1) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek such stockholder approval for such authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), the value of each Adjustment Share shall be the Current Market Price per share of the Common Stock on the Flip-in Trigger Date and the per share or per unit value of any Common Stock Equivalent shall be deemed to equal the Current Market Price per share of the Common Stock on such date.

                       (iv)   If the rules of the national securities
exchange, registered as such pursuant to Section 6 of the Exchange Act, or of the national securities association, registered as such pursuant to Section 15A of the Exchange Act, on which the Common Stock is principally traded or quoted would prohibit such exchange or association from listing or continuing to list, or from authorizing for or continuing quotation and/or transaction reporting through an inter-dealer quotation system, the Common Stock or other equity securities of the Company if the Rights were to be exercised for shares of Common Stock in accordance with subparagraph (ii) of this Section 11(a) because such issuance would nullify, restrict or disparately reduce the per share voting rights of holders of Common Stock, the Company shall: (A) determine the Spread, and (B) with respect to each Right, make adequate provision to substitute for the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash,
(2) a reduction in the Purchase Price, (3) equity securities of the Company, including, without limitation, Common Stock Equivalents, other than securities which would have the effect of nullifying, restricting or disparately reducing the per share voting rights of holders of Common Stock, (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of a recognized investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) calendar days following the Flip-in Trigger Date, then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Purchase Price, cash having an aggregate value equal to the Spread. To the extent that the Company determines that some action need be taken pursuant to the first sentence of this Section 11(a)(iv), the Company (x) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding rights and (y) may suspend the exercisability of the Rights, but not longer than ninety (90) calendar days after the Flip-in Trigger Date, in order to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof. In the event of any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iv), the value of the Common Stock shall be the Current Market Price per share of the Common Stock on the Flip-in Trigger Date and the value of any Common Stock Equivalent shall be deemed to have the same value as the Common Stock on such date.

                   (b) PURCHASE PRICE ADJUSTMENT--PREFERRED STOCK. In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Preferred Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Preferred Stock (or shares having the same rights, privileges and preferences as the shares of Preferred Stock ("equivalent preferred stock")) or securities convertible into Preferred Stock or equivalent preferred stock at a price per share of Preferred Stock or per share of equivalent preferred stock (or having a conversion price per share, if a security convertible into Preferred Stock or equivalent preferred stock) less than the Current Market Price (as determined pursuant to Section 11(d) hereof) per share of Preferred Stock on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of shares of Preferred Stock which the aggregate offering price of the total number of shares of Preferred Stock and/or equivalent preferred stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and the denominator of which shall be the number of shares of Preferred Stock outstanding on such record date, plus the number of additional shares of Preferred Stock and/or equivalent preferred stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Preferred Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed, and in the event that such rights or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                   (c) PURCHASE PRICE ADJUSTMENT--DISTRIBUTION OTHER THAN PREFERRED STOCK. In case the Company shall fix a record date for a distribution to all holders of Preferred Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Preferred Stock, but including any dividend payable in stock other than Preferred Stock) or subscription rights or warrants

(excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d)) per share of Preferred Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent) of the portion of the cash, assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to a share of Preferred Stock and the denominator of which shall be such Current Market Price per share of Preferred Stock (as determined pursuant to Section 11(d)(ii)). Such adjustments shall be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price shall be adjusted to be the Purchase Price which would have been in effect if such record date had not been fixed.

                   (d) CURRENT MARKET PRICE.

                       (i) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii) hereof, the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten (10) consecutive Trading Days immediately following such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into shares of such Common Stock (other than the Rights), or (B) any subdivision, combination or reclassification of such Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification shall not have occurred prior to the commencement of the requisite thirty (30) Trading Day or ten (10) Trading Day period, as set forth above, then, and in each such case, the Current Market Price shall be properly adjusted to take into account ex-dividend trading. The closing price for each day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If on any such date no market maker is making a market in the Common Stock, the fair value of such shares on such date as determined in good faith by the Board shall be used. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day. If the Common Stock is not publicly held or not so listed or traded, Current Market Price per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                       (ii) For the purpose of any computation hereunder, the "Current Market Price" per share of Preferred Stock shall be determined in the same manner as set forth above for the Common Stock in clause (i) of this
Section 11(d) (other than the last sentence thereof). If the Current Market Price per share of Preferred Stock cannot be determined in the manner provided above or if the Preferred Stock is not publicly held or listed or traded in a manner described in clause (i) of this Section 11(d), the Current Market Price per share of Preferred Stock shall be conclusively deemed to be an amount equal to 1,000 (as such number may be appropriately adjusted for such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock occurring after the date of this Agreement) multiplied by the Current Market Price per share of the Common Stock. If neither the Common Stock nor the Preferred Stock is publicly held or so listed or traded, Current Market Price per share of the Preferred Stock shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be conclusive for all purposes.

                   (e) PURCHASE PRICE ADJUSTMENT THRESHOLD. Anything herein to the contrary notwithstanding, no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest ten-thousandth of a share of Common Stock or other share or one-millionth of a share of Preferred Stock, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment required by this
Section 11 shall be made no later than the earlier of (i) three (3) years from the date of the transaction which mandates such adjustment, or (ii) the Expiration Date.

                   (f) PURCHASE PRICE ADJUSTMENT--EQUIVALENT SHARES. If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Preferred Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Preferred Stock contained in Sections 11(a), (b), (c), (e), (g),
(h), (i), (j), (k) and (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with respect to the Preferred Stock shall apply on like terms to any such other shares.

                   (g) POST-ADJUSTMENT RIGHTS ISSUANCES. All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of one one-thousandths of a share of Preferred Stock purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                   (h) PREFERRED STOCK ANTI-DILUTION. Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and
(c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one one-thousandths of a share of Preferred Stock (calculated to the nearest one-millionth) obtained by (i) multiplying (x) the number of one two-thousandths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                   (i) ADJUSTMENT OF NUMBER OF RIGHTS. The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one one-thousandths of a share of Preferred Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one one-thousandths of a share of Preferred Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one-ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least ten (10) calendar days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                   (j) FORM OF RIGHTS CERTIFICATES. Irrespective of any adjustment or change in the Purchase Price or the number of one one-thousandths of a share of Preferred Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one one-thousandth of a share and the number of one one-thousandth of a share which were expressed in the initial Rights Certificates issued hereunder.

                   (k) ADJUSTMENT BELOW PAR OR STATED VALUE. Before taking any action that would cause an adjustment reducing the Purchase Price below the then par or stated value, if any, of the number of one one-thousandths of a share of Preferred Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one one-thousandths of a share of Preferred Stock at such adjusted Purchase Price.

                   (l) ADJUSTMENT EFFECTIVE AS OF EFFECTIVE DATE. In any case in which this Section 11 shall require that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of one one-thousandths of a share of Preferred Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

                   (m) TAX ADJUSTMENTS. Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that in its good faith judgment the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the Preferred Stock, (ii) issuance wholly for cash of any shares of Preferred Stock at less than the Current Market Price, (iii) issuance wholly for cash of shares of Preferred Stock or securities which by their terms are convertible into or exchangeable for shares of Preferred Stock, (iv) stock dividends or (v) issuance of rights, options or warrants referred to in this
Section 11, hereafter made by the Company to holders of its Preferred Stock shall not be taxable to such stockholders.

                   (n) RESTRICTIONS ON CERTAIN TRANSACTIONS. The Company will not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), (ii) merge with or into any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger or sale there are any rights, warrants or other instruments or securities outstanding or agreements in effect which would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with or immediately after such consolidation, merger or sale, the stockholders of the Person who constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) shall have received a distribution of Rights previously owned by such Person or any of its Affiliates and Associates.

                   (o) ADDITIONAL RESTRICTIONS TO PROTECT BENEFITS OF RIGHTS. After the Distribution Date, the Company will not, except as permitted by
Section 23 or Section 26 hereof, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

                   (p) COMMON STOCK ADJUSTMENTS. Anything in this Agreement to the contrary notwithstanding, in the event that the Company shall at any time after the Rights Dividend Declaration Date and prior to the Distribution Date
(i) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution

Date, shall be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event shall equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator which shall be the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which shall be the total number of shares of Common Stock outstanding immediately following the occurrence of such event. The adjustments provided for in this
Section 11(p) shall not be made successively whenever such a dividend is declared or paid or such subdivision, combination or consolidation is effected.

           SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 and Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment,
(b) promptly file with the Rights Agent, and with each transfer agent for the Preferred Stock, the Common Stock and the Series B Preferred Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to the Distribution Date, to each holder of a certificate representing shares of Common Stock or Series B Preferred Stock) in accordance with Section 25. The Rights Agent shall be fully protected in relying on any such certificate and on any adjustment therein contained, and shall not be obliged or responsible for calculating any adjustment, and shall not be deemed to have knowledge of such adjustment unless and until it shall have received such certificate.

           SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS, CASH
                       FLOW OR EARNING POWER.

                   (a) FLIP-OVER EVENT. In the event that, following the Stock Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o)), then, and in each such case (except as may be contemplated by Section 13(d)), proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price by the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable immediately prior to the first occurrence of a Flip-over Event (or, if a Flip-in Event has occurred prior to the first occurrence of a Flip-over Event, multiplying the number of such one one-thousandths of a share for which a Right was exercisable immediately prior to the first occurrence of a Flip-in Event by the Purchase Price in effect immediately prior to such first occurrence), and dividing that product (which, following the first occurrence of a Flip-over Event, shall be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by (2) 50% of the Current Market Price (determined pursuant to Section 11(d)(i)) per share of the Common Stock of such Principal Party on the date of consummation of such Flip-over Event; (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Flip-over Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of
Section 11 shall apply only to such Principal Party following the first occurrence of a Flip-over Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of Section 11(a)(ii) hereof shall be of no effect following the first occurrence of any Flip-over Event.

                   (b) PRINCIPAL PARTY. "Principal Party" shall mean

                       (i) in the case of any transaction described in clause
            (x) or (y) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                       (ii) in the case of any transaction described in clause
            (z) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets, cash flow or earning power transferred pursuant to such transaction or transactions;

provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" shall refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one Person, the Common Stocks of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

                   (c) CONDITIONS TO CONSUMMATION OF FLIP-OVER EVENT. The Company shall not consummate any Flip-over Event unless the Principal Party shall have a sufficient number of authorized shares of its Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in paragraphs
(a) and (b) of this Section 13 and further providing that, as soon as practicable after the date of any consolidation, merger or sale of assets, cash flow or earnings power mentioned in paragraph (a) of this Section 13, the Principal Party will

                       (i) prepare and file a registration statement under the
            Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date; and

                       (ii) deliver to holders of the Rights historical
            financial statements for the Principal Party and each of its Affiliates which comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

The provisions of this Section 13 shall similarly apply to successive mergers, consolidations or sales or other transfers (including the types of transactions described in clauses (x), (y) and (z) of the first sentence of Section 13(a), except that, in lieu of "Company", substitute the Person which is then the successor to the obligations and duties of the Company under this Agreement). In the event that a Flip-over Event shall occur at any time after the occurrence of a Flip-over Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                   (d) CERTAIN EXCEPTIONS. Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in clauses (x) and (y) of the first sentence of Section 13(a) if (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a tender offer or exchange offer for all outstanding shares of Common Stock which complies with the provisions of Section 11(a)(ii) hereof (or a wholly owne subsidiary of any such Person or Persons), (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such tender offer or exchange offer and
(iii) the form of consideration being offered to the remaining holders of shares of Common Stock pursuant to such transaction is the same as the form of consideration paid pursuant to such tender offer or exchange offer Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

         (e) CERTAIN PROTECTIONS FOR RIGHTS AGENT. In no event shall the Rights Agent have any liability in respect of any such Principal Party transactions, including, without limitation, the propriety thereof. The Rights Agent may rely and be fully protected in relying upon a certificate of the Company stating that the provisions of this Section 13 have been fulfilled. Notwithstanding anything in this Agreement to the contrary, the prior written consent of the Rights Agent mus be obtained in connection with any supplemental agreement which alters the rights or duties of the Rights Agent.

   SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

         (a) Fractional Rights. Except for Rights granted to holders of Series B Preferred Stock, the Company shall not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p), or to distribute Rights Certificates which evidence fractional Rights. In lieu of such fractional Rights, there shall be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as determined in good faith by the Board shall be used.

                  (b) FRACTIONAL SHARES OF PREFERRED STOCK. The Company shall not be required to issue fractions of shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandths of a share of Preferred Stock) upon exercise of the Rights or to distribute certificates which evidence fractional shares of Preferred Stock (other than fractions which are integral multiples of one one-thousandths of a share of Preferred Stock). In lieu of fractional shares o Preferred Stock that are not integral multiples of one one-thousandth of a share of Preferred Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value of one one-thousandth of a share of Preferred Stock. For purposes of this Section 14(b), the current market value of one one-thousandth of a share of Preferred Stock shall be one one-thousandth of the closing price of a share of Preferred Stock (as determined pursuant to Section 11(d)(ii)) for the Trading Day immediately prior to the date of such exercise.

                  (c) FRACTIONAL SHARES OF COMMON STOCK. Following the occurrence of a Triggering Event, the Company shall not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates which evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to th same fraction of the current market value of one
(1) share of Common Stock. For purposes of this Section 14(c), the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of such exercise.

                  (d) WAIVER OF FRACTIONAL RIGHTS AND SHARES. The holder of a Right by the acceptance of the Rights expressly waives his right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this Section 14.

         SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock and Series B Preferred Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock and Series B Preferred Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the

Common Stock and Series B Preferred Stock), may, in his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, i is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations hereunder and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to this Agreement.

         SECTION 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right by accepting the same consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of Common Stock and Series B Preferred Stock, as the case may be;

                  (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates fully executed;

                  (c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock or Series B Preferred Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock or Series B Preferred Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be required to be affected by any notice to the contrary; and

                  (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent shall have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company must use its best efforts to have any such order, decree or ruling lifted or otherwise overturned as soon as possible.

         SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the number of one one-thousandths of a share of Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 24), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

         SECTION 18. CONCERNING THE RIGHTS AGENT.

                  (a) COMPENSATION. The Company agrees to pay to the Rights Agent such compensation as shall be agreed to in writing between the Company and the Rights Agent for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim (whether asserted by the Company, any holder of a Rights Certificate, or any other Person) of liability in the premises. The costs and expenses of enforcing this right of indemnification shall also be paid by the Company.

         The provisions of this Section 18(a) shall survive the expiration of the Rights and the termination of this Agreement.

                  (b) LIMITS ON DAMAGES. Notwithstanding anything in this Agreement to the contrary, in no event shall the Rights Agent be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage and regardless of the form of the action.

                  (c) RELIANCE. The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or Series B Preferred Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed and executed by the proper Person or Persons, and, where necessary, to be verified or acknowledged.

         SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

                  (a) SUCCESSOR. Any corporation into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  (b) PRIOR COUNTERSIGNATURES. In case at any time the name of the Rights Agent shall be changed and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes any duties and obligations expressly imposed by this Agreement upon the following terms and conditions, and no implied duties or obligations shall be read into this Agreement against the

Rights Agent, by all of which the Company and the holders of Rights Certificates, by their acceptance thereof, shall be bound:

                  (a) Legal Counsel. Before the Rights Agent acts or refrains from acting, the Rights Agent may consult with legal counsel of its selection (who may be legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

                  (b) CERTIFICATION BY COMPANY. Whenever in the performance of its duties under this Agreement the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or Adverse Person and the determination of "current market price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board and Chief Executive Officer, President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate shall be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) LIABILITY FOR CERTAIN CONDUCT. The Rights Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

                  (d) NON-LIABILITY FOR STATEMENTS OF FACT AND RECITALS HEREIN. The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) NON-RESPONSIBILITY FOR CERTAIN MATTERS. The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11 or Section 13 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock or Preferred Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock or Preferred Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable, nor shall the Rights Agent be responsible for the legality of the terms hereof in its capacity as an administrative agent.

                  (f) FURTHER ASSURANCES BY COMPANY. The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) INSTRUCTIONS FOR COMPANY OFFICERS. The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from the Chairman of the Board and Chief Executive Officer, President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer or for any delay in acting while waiting for those instructions. Any application by the Rights Agent for written instructions from the Company may, at the option of the Rights Agent, set forth in writing any action proposed to be taken or omitted by the Rights Agent under this Agreement and the date on and/or after which such action shall be taken or such omission shall be effective. The Rights Agent shall not be liable for any action taken by, or omission of, the Rights Agent in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three Business Days after the date any officer of the Company actually receives such application, unless any such officer shall have consented in writing to any earlier date) unless prior to taking any such action (or the effective date in the case of an omission), the Rights Agent shall have received written instructions in response to such application specifying the action to be taken or omitted.

                  (h) DEALING IN RIGHTS; OTHER TRANSACTIONS WITH COMPANY. The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent from acting in any other capacity for the Company or for any other legal entity.

                  (i) USE OF AGENTS; REASONABLE CARE BY AGENTS. The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection thereof.

                  (j) EXPENDITURES. No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) CONSULTATION WITH COMPANY CONCERNING SURRENDERED RIGHTS CERTIFICATES. If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

                  (l) NOTICE TO RIGHTS AGENT. The Company agrees to give the Rights Agent prompt written notice of any event or ownership which would prohibit the exercise or transfer of the Rights Certificates.

                  (m) SPECIFIC NOTIFICATION. The Rights Agent shall not be required to take notice or be deemed to have notice of any fact, event or determination (including, without limitation, any dates or events defined in this Agreement or the designation of any Person as an Acquiring Person, Affiliate or Associate) under this Agreement unless and until the Rights Agent shall be specifically notified in writing by the Company of such fact, event or determination.

                    SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company. The Company may remove the Rights Agent or any successor Rights Agent upon thirty
(30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, Preferred Stock and the Series B Preferred Stock, by registered or certified mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of thirty
(30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who shall, with such notice, submit his Rights Certificate for inspection by the Company), then the Rights Agent or any registered holder of any Rights Certificate may apply, at the expense of the Company, to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business and in good standing under the laws of the United States or of any state of the United States, which is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, the Preferred Stock and the Series B Preferred Stock and mail a notice thereof in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

                    SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the redemption or expiration of the Rights, the Company (a) shall, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion or exchange of securities issued by the Company prior to the Distribution Date, and (b) may, in any other case, if deemed necessary or appropriate by the Board, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (i) no such Rights Certificate shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (ii) no such Rights Certificate shall be issued if, or to the extent that, appropriate adjustments shall have otherwise been made in lieu of the issuance of a Rights Certificate.

          SECTION 23.   REDEMPTION AND TERMINATION.

                  (a) REDEMPTION. The Company may, at its option, at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the Close of Business on the tenth Business Day following the Record Date), or (ii) the Final Expiration Date, redeem (the date of such redemption being referred to herein as the "Redemption Date") all but not less than all of the then outstanding Rights at a redemption price of $0.0001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price"); provided, however, that any redemption after the Stock Acquisition Date must be authorized by the Board; provided further, however, that if, following the occurrence of a Stock Acquisition Date and following the expiration of the right of redemption but prior to any Triggering Event, (i) a Person who is an Acquiring Person shall have transferred or otherwise disposed of a number of shares of Common Stock in one transaction or series of transactions, not directly or indirectly involving the Company or any of its Subsidiaries, which did not result in the occurrence of a Triggering Event such that such Person is thereafter a Beneficial Owner of less than 15% of the outstanding shares of Common Stock, and (ii) there are not other Persons, immediately following the occurrence of the event described in clauses (i) and
(ii), who are Acquiring Persons, then the right of redemption shall be reinstated and thereafter be subject to the provisions of this Section 23. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Flip-in Event until such time as the Company's right of redemption hereunder has expired. The redemption of the Rights by the Company may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion or the Disinterested Directors in their sole discretion, as applicable, may establish. The Company may, at its option, pay the Redemption Price in cash, shares of Common Stock (based on the Current Market Price of the Common Stock at the time of redemption) or any other form of consideration deemed appropriate by the Board of the Disinterested Directors, as applicable.

                  (b) EFFECT OF REDEMPTION; PROCEDURE. Immediately upon the action of the Company ordering the redemption of the Rights pursuant to Section 23(a) and without any further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the Redemption Date, the Company shall (i) give notice of such redemption to the Rights Agent (ii) give public notice of such redemption; provided,however, that the failure to give, or any defect in such notice shall not affect the validity of such redemption, and (iii) mail notice of such redemption to the holders of the then outstanding Rights at their last addresses as they appear upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the Transfer Agent for the

Common Stock. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Amounts payable shall be rounded down to the nearest $0.01.


           SECTION 24.  EXCHANGE.

                  (a) RIGHT TO EXCHANGE. The Company may, at its option, at any time and from time to time after the first occurrence of a Flip-in Event, exchange all or part of the then outstanding and exercisable Rights (other than Rights which have become void as provided in Section 7(e)) for the Exchange Number of shares of Common Stock, shares or units of Preferred Stock which the Board has determined to be a Common Stock Equivalent, units of other property or any combination thereof as determined by the Board. Notwithstanding the foregoing, the Company shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Person (other than the Company, any such Subsidiary or any entity holding shares of Common Stock for or pursuant to any such plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding. The exchange of the Rights by the Company may be made effective at such time, on such basis and with such conditions as the Board in its sole discretion may establish.

                  (b) EFFECT OF EXCHANGE; PROCEDURE. Immediately upon the action of the Company ordering the exchange of any Rights pursuant to paragraph
(a) of this Section 24, evidence of which shall have been filed with the Rights Agent, and without any further action and without any notice, the right to exercise such Rights will terminate and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock, Common Stock Equivalents or units of other property equal to the number of such Rights held by such holder multiplied by the Exchange Number. Promptly after the action of the Company ordering the exchange of the Rights, the Company shall (i) file evidence of such action with the Rights Agent, (ii) give public notice of such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange, and (iii) mail notice of such exchange to the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice which is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void as provided in Section 7(e)) held by each holder of Rights.

                  (c) COMMON STOCK EQUIVALENTS. In any exchange pursuant to this Section 24, the Company, at its option, may substitute Common Stock Equivalents for Common Stock exchangeable for Rights, at the initial rate of one share of Common Stock Equivalent for each share of Common Stock, as appropriately adjusted to reflect adjustments in the voting rights of the Common Stock pursuant to the Company's Certificate of Incorporation, so that the share of Common Stock Equivalent delivered in lieu of each share of Common Stock shall have the same voting rights as one share of Common Stock.

                  (d) INSUFFICIENT COMMON STOCK. In the event that the number of shares of Common Stock which are authorized by the Company's Charter but not outstanding or reserved for issuance for purpose other than upon exercise of the Rights is not sufficient to permit any exchange of Rights in accordance with this Section 24, the Company may, at its option, take all such action as may be necessary to authorize additional shares of Common Stock for issuance upon such exchange.

                  (e) FRACTIONAL SHARES. Upon the action of the Company ordering the exchange of any Rights pursuant to paragraph (a) of this Section 24, the Company shall not be required to issue fractions of shares or to distribute certificates which evidence fractional shares. In lieu of such fractional shares, the Company may pay to the registered holders of the Rights Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value of one share of Common Stock. For purposes of this Section 24, the current market value of one share of Common Stock shall be the closing price of one share of Common Stock (as determined pursuant to Section 11(d)(i)) for the Trading Day immediately prior to the date of exchange pursuant to this Section 24, and the value of any Common Stock Equivalent shall be deemed to have the same current market value as the Common Stock on such date.

          SECTION 25.  NOTICES

                  (a) ADDRESSES AND NOTICE METHOD FOR ALL NOTICES. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by telecopier (with receipt confirmed) or by registered or certified mail, and shall be deemed given upon receipt, addressed (until another address is filed in writing with the Rights Agent) as follows:

                             EastGroup Properties, Inc.
                             300 One Jackson Place
                             188 East Capitol Street
                             Jackson, MS 39201
                             Telecopier No.: (601) 352-1441


Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by telecopier (with receipt confirmed) or by registered or certified mail and shall be deemed given upon receipt, addressed (until another address is filed in writing with the Company) as follows:

                             Harris Trust and Savings Bank
                             Attn: Corporate Trust Division
                             311 W. Monroe Street
                             Chicago, IL 60606
                             Telecopier No.: (312) 461-6256

Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) or Series B Preferred Stock shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

                  (b) NOTICE OF CERTAIN DISTRIBUTIONS, ETC. In case the Company shall propose, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Preferred Stock or to make any other distribution to the holders of Preferred Stock (other than a regular quarterly cash dividend), or (ii) to offer to the holders of Preferred Stock rights or warrants to subscribe for or to purchase any additional shares of Preferred Stock or shares o stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Preferred Stock (other than a reclassification involving only the subdivision of outstanding shares of Preferred Stock), or (iv) to effect any consolidation or merger into or with any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company and/or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each holder of a Rights Certificate and to the Rights Agent, to the extent feasible and in accordance with this Section 25, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Preferred Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Preferred Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Preferred Stock, whichever shall be the earlier.

                  (c)   OTHER TRANSACTIONS. In case any event set forth in
Section 11(a)(ii) shall occur, then in such case, (i) the Company shall as soon as practicable thereafter give to each holder of a Rights Certificate and to the Rights Agent, to the extent feasible and in accordance with this Section 25, a notice of the occurrence of such event, which shall specify the event and the consequences of the event to holders of Rights under Section 11(a)(ii), and (ii) all references in the preceding paragraph to Preferred Stock shall be deemed thereafter to refer to Common Stock and/or, if appropriate, other securities.

         SECTION 26. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the third to last sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement without the approval of any holders of certificates representing shares of Common Stock or Series B Preferred Stock; provided, however, that any supplement or amendment of this Agreement after the Stock Acquisition Date or after the date on which the Board determines, in accordance with the criteria set forth in Section 1(d) of this Agreement, that a Person is an Adverse Person, must be approved by a majority of the Disinterested Directors. From and after the Distribution Date and subject to the penultimate sentence of this Section 26, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates (i) to cure any ambiguity, (ii) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, (iii) to shorten or lengthen any time period hereunder, or (iv) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than an Acquiring Person or an Adverse Person or an Affiliate or Associate of such Person). Notwithstanding th foregoing provisions of this Section 26, this Agreement may not be supplemented or amended:

                  to lengthen, pursuant to clause (iii) of the preceding sentence, (A) a time period relating to when the Rights may be redeemed at such time as the Rights are not then redeemable, or
                  (B) any other time period unless such
                  lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of Rights, or unless any such supplement or amendment after the Stock Acquisition Date or the date on which the Board has determined, in accordance with the criteria set forth in Section 1(d) of this Agreement, that a Person is an Adverse Person, has been approved by a majority of the Disinterested Directors.

Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 26, the Rights Agent shall execute such supplement or amendment. Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which changes the Redemption Price, the Final Expiration Date, the Purchase Price or the number of one one-thousandths of a share of Preferred Stock for which a Right is exercisable; provided, however, that at any time prior to (i) the existence of an Acquiring Person or
(ii) the date that a tender or exchange offer by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d- 2(a) of th General Rules and Regulations under the Exchange Act, if upon consummation thereof, such Person would be the Beneficial Owner of 15% or more of the shares of Common Stock then outstanding or (iii) the Board has determined, in accordance with the criteria set forth in Section 1(d) of this Agreement, that a Person is an Adverse Person, the Board may amend this Agreement to increase the Purchase Price or extend the Final Expiration Date. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of Common Stock or Series B Preferred Stock. Notwithstanding any other provision hereof, the Rights Agent's consent must be obtained regarding any amendment or supplement pursuant to this Section 26 which alters the Rights Agent's rights or duties. Notwithstanding anything in this Agreement to the contrary, no supplement or amendment that changes the rights and duties of the Rights Agent under this Agreement will be effective against the Right Agent without the execution of such supplement or amendment by the Rights Agent.

         SECTION 27. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 28. DETERMINATIONS AND ACTIONS BY THE BOARD, DISINTERESTED DIRECTORS, ETC. For all purposes of this Agreement and subject, however, to the last sentence of Section 1(a), any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act. The Board (with, where specifically provided for herein, the concurrence of the Disinterested Directors) shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to such Board (with, where specifically provided for herein, the concurrence of the Disinterested Directors) or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (i) interpret the provisions of this Agreement, and (ii) make all determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend the Agreement). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) which are done or made by the Board (with, where specifically provided for herein, the concurrence of the Disinterested Directors) in good faith, shall (x) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (y) not subject the Board or the Disinterested Directors to any liability to the holders of the Rights.

         SECTION 29. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

         SECTION 30. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in
Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth day following the date of such determination by the Board. Without limiting the foregoing, if any provision requiring a majority of the Board to be Disinterested Directors or requiring action to be taken by or with the concurrence of a majority of Disinterested Directors is held by any court of competent jurisdiction to be invalid, void or unenforceable and all appeals from that determination have been exhausted or waived, the determination as to whether any such action shall be taken or withheld shall then be made by the Board in accordance with applicable law and the Company's Certificate of Incorporation and Bylaws.

                  SECTION 31. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Maryland and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

                  SECTION 32. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  SECTION 33. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


Attest:                                EASTGROUP PROPERTIES, INC.



By: /s/ N. Keith McKey                 By: /s/ David H. Hoster II
   --------------------------------       --------------------------------------
    N. Keith McKey, Secretary               David H. Hoster II, President


                                       HARRIS TRUST AND SAVINGS BANK, AS RIGHTS
                                       AGENT


Attest:



By: /s/ Laura Kochis                        By: /s/ Laura Kress
   --------------------------------            ---------------------------------
    Laura Kochis                                Laura Kress
    Vice President                              Assistant Vice President

                                   EXHIBIT A

                           EASTGROUP PROPERTIES, INC.

                             ARTICLES SUPPLEMENTARY



         EASTGROUP PROPERTIES, INC., a Maryland corporation, having its principal office in Baltimore City, Maryland (the "Corporation"), hereby certifies to the Maryland State Department of Assessments and Taxation that:

         FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation by Article V, Section 3 of the Charter of the Corporation, the Board of Directors has duly reclassified 600,000 shares of the Common Stock, par value $.0001 per share, of the Corporation into 600,000 shares of a class designated as Series C Preferred Stock, par value $.0001 per share, of the Corporation ("Series C Preferred Stock") and has provided for the issuance of such shares.

         SECOND: The reclassification increases the number of shares classified as Series C Preferred Stock from no shares immediately prior to the reclassification to 600,000 shares immediately after the reclassification. The reclassification decreases the number of shares classified as Common Stock, par value $.0001 per share, from 65,475,000 shares immediately prior to the reclassification to 64,875,000 shares immediately after the reclassification.

         THIRD: Subject in all cases to the provisions of Article V of the Charter of the Corporation with respect to Excess Stock, the following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Series C Preferred Stock of the Corporation:

         SECTION 1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as Series C Preferred Stock and the number of shares constituting such series shall be 600,000.

         SECTION 2.   DIVIDENDS AND DISTRIBUTIONS.

         (a) Subject to the prior and superior rights of the holders of any shares of any class or series of Preferred Stock ranking prior and superior to the shares of Series C Preferred Stock with respect to dividends, the holders of shares of Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors (the "Board") out of funds legally available for that purpose, quarterly dividends payable in cash on a day (specified by the Board) in eac quarterly period of each year commencing on or after January 1, 1999 but in no event later than the 15th day of each January, April, July and October or, if any such day is not a business day, on the next succeeding business day (each such date being referred to herein as a "Quarterly Dividend Payment Date") commencing after the first issuance of a share or fraction of a share of Series C Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $0.01 or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of the common stock of the Corporation, par value of $0.001 per share (the "Common Stock"), or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. In the event the Corporation shall at any time after December 3, 1998 (the "Rights Declaration Date") (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) The Corporation shall declare a dividend or distribution on the Series C Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $0.01 per share on the Series C Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series C Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series C Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series C Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series C Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board may fix a record date for the determination of holders of shares of Series C Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than thirty
(30) days prior to the date fixed for the payment thereof.

         SECTION 3. VOTING RIGHTS. The holders of shares of Series C Preferred Stock shall have the following voting rights:

         (a) Subject to the provision for adjustment hereinafter set forth, each share of Series C Preferred Stock shall entitle the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the stockholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series C Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) Except as otherwise provided herein or by law, the holders of shares of Series C Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation. Except as otherwise provided herein or by law, the holders of the shares of Series C Preferred Stock shall not be entitled to vote as a separate class on any matters submitted to a vote of the stockholders.

         (c) Except as set forth herein, holders of Series C Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         SECTION 4.          CERTAIN RESTRICTIONS.

         (a) Whenever quarterly dividends or other dividends or distributions payable on the Series C Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series C Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to, the Series C Preferred Stock;

                  (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock and all such junior stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series C Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series C Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration of any shares of Series C Preferred Stock, or any shares of stock ranking on a parity with the Series C Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board) to all holders of such shares upon such terms as the Board, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation should, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         SECTION 5. REACQUIRED SHARES. Any shares of Series C Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Common Stock.

         SECTION 6.  LIQUIDATION, DISSOLUTION OR WINDING UP.

         (a) Upon any liquidation (voluntary or otherwise), dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series C Preferred Stock unless, prior thereto, the holders of shares of Series C Preferred Stock shall have received $.0001 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared to the date of such payment (the "Series C Liquidation Preference"). Notwithstanding any provision of the Restated Certificate of Incorporation, as amended, to the contrary, following the payment of the full amount of the Series C Liquidation Preference, no additional distributions shall be made to the holders of shares of Series C Preferred Stock unless, prior thereto, the holders of shares of Common

Stock shall have received an amount per share (the "Common Adjustment") equal t the quotient obtained by dividing (i) the Series C Liquidation Preference by
(ii) one thousand (1,000) (as appropriately adjusted as set forth in paragraph
(c) of this Section to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) immediately above being referred to as the "Adjusted Number"). Following the payment of the full amount of the Series C Liquidation Preference and the Common Adjustment in respect o all outstanding shares of Series C Preferred Stock and Common Stock, respectively, holders of Series C Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to such Preferred Stock and Common Stock, on a per share basis, respectively.

         (b) In the event, however, that there are not sufficient assets available to permit payment in full of the Series C Liquidation Preference and the liquidation preferences of all other series of preferred stock, if any, which rank on a parity with the Series C Preferred Stock, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (c) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 7. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock, securities, cash or any other property, then in any such case the shares of Series C Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to one thousand (1,000) times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock, or (ii) combine the outstanding Common Stock into a smaller number of shares, when in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series C Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         SECTION 8. REDEMPTION. The outstanding shares of Series C Preferred Stock, at the option of the Board, may be redeemed as a whole, but not in part, at any time, or from time to time, at a cash price per share equal to one hundred five percent (105%) of (i) the product of the Adjustment Number times the Average Market Value (as such term is hereinafter defined) of the Common Stock, plus (ii) all dividends which on the redemption date have accrued on the shares to be redeemed and have not been paid, or declared and a sum sufficient for the payment thereof set apart, without interest. The "Average Market
Value" is the average of the closing sale prices of the Common Stock during the thirty (30) day period immediately preceding the date before the redemption date on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended, on which such stock is listed, or, if such stock is not listed on any such exchange, the average of the closing sale prices with respect to a share of Common Stock during such thirty (30) day period, as quoted on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value of the Common Stock as determined by the Board of Directors in good faith.

         SECTION 9. RANKING. The Series C Preferred Stock shall rank junior to the Corporation's 9.00% Series A Cumulative Redeemable Preferred Stock, $0.0001 par value, the Corporation's Series B Cumulative Convertible Preferred Stock, $0.0001 par value, and all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         SECTION 10. AMENDMENT. Except as otherwise provided in the Restated Certificate of Incorporation, as amended, or by law, the Restated Certificate of Incorporation of the Corporation, as amended, shall not be further amended in any manner which would materially alter or change the powers, preferences or special rights of the Series C Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series C Preferred Stock, voting separately as a class.

         SECTION 11. FRACTIONAL SHARES. At the Corporation's sole discretion, Series C Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series C Preferred Stock.

         IN WITNESS WHEREOF, EASTGROUP PROPERTIES, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on December , 1998. ----

WITNESS:                                             EASTGROUP PROPERTIES, INC.


 /s/N. Keith Mckey                          By: /s/David H. Hoster II
----------------------------                   ---------------------------------
N. Keith McKey, Secretary                          David H. Hoster II, President


         THE UNDERSIGNED, President of EASTGROUP PROPERTIES, INC., who executed on behalf of the Corporation the Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                             /s/David H. Hoster II
                                                --------------------------------
                                                David H. Hoster II

                                   EXHIBIT B

                          [FORM OF RIGHTS CERTIFICATE]

Certificate No. R______                                         _________ Rights

NOT EXERCISABLE AFTER THE EARLIER OF DECEMBER 3, 2008, OR SUCH DATE AS THE RIGHTS REPRESENTED HEREBY ARE REDEEMED BY EASTGROUP PROPERTIES, INC. (THE "CORPORATION"). THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE
ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE CORPORATION, AT $0.001 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT DATED AS OF DECEMBER 3, 1998, BY AND BETWEEN THE CORPORATION AND HARRIS TRUST AND SAVINGS BANK, AS RIGHTS AGENT (THE "RIGHTS AGREEMENT"). UNDER CERTAIN CIRCUMSTANCES, RIGHTS
BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) OR AN AFFILIATE OR ASSOCIATE OF ANY SUCH PERSON AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR ADVERSE PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON OR ADVERSE PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN
SECTION 7(e) (EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF RIGHTS -- TERMINATION OF ACQUIRING PERSON'S RIGHTS) OF SUCH AGREEMENT.](1)

                               RIGHTS CERTIFICATE

                           EASTGROUP PROPERTIES, INC.

         This certifies that __________________________________________ or its, his or her registered assigns, is the registered owner of the number of rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 3, 1998 (the "Rights Agreement"), between EastGroup Properties, Inc., a
Delaware corporation (the "Corporation"), and Harris Trust and
Savings Bank (the "Rights Agent "), to purchase from the Corporation at any time prior to 5:00 P.M. (Chicago, Illinois time) on December 3, 2008 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one one-thousandth (1/1,000) of a fully paid, nonassessable share of Series A Preferred Stock (the "Preferred
Stock") of the Corporation, at a purchase price of $70 per one-one thousandth (1/1,000) of a share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of

-------------

         (1) The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of _____________, based on the Preferred Stock as constituted at such date. The Corporation reserves the right to require prior to the occurrence of a Triggering Event (a such term is defined in the Rights Agreement) that upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock would be issued.

         Upon the occurrence of a Flip-in Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or Adverse Person or an Associate or Affiliate of any such Person (as such terms are defined in the Rights Agreement), (ii) a transferee of an Acquiring Person or Adverse Person or any Associate or Affiliate of such Person who becomes a transferee after such Acquiring Person or Adverse Person or any Associate or Affiliate of such Person becomes such, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of an Acquiring Person or Adverse Person or any Associate or Affiliate of such Person who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such Flip-in Event.

         As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Preferred Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as such term is defined in the Rights Agreement).

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.

         The Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one one-thousandths of a share of Preferred Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights for which this Rights Certificate is not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate (i) may be redeemed by the Corporation at its option at a redemption price of $0.001 per Right at any time prior to the earlier of (a) the Close of Business (as such term is defined in the Rights Agreement) on the tenth
(10th) Business Day (as such term is defined in the Rights Agreement) following the Stock Acquisition Date (as such term is defined in the Rights Agreement) (as such time period may be extended pursuant to the Rights Agreement) or (b) the Final Expiration Date (as such term is defined in the Rights Agreement) and (ii) may be exchanged in whole or in part for Preferred Stock, shares of the Corporation's Common Stock, par value $0.01 per share, other property or any combination thereof.

         In addition, the Rights may be exchanged, in whole or in part, for shares of the Common Stock, or shares of common stock equivalents of the Corporation having essentially the same value or economic rights as such shares. Immediately upon the action of the Board of Directors of the Corporation authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights which are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

         No fractional shares of Preferred Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth (1/1,000) of a share of Preferred Stock, which may, at the election of the Corporation, be evidenced by depositary receipts), but a cash payment will be made in lieu thereof, as provided in the Rights Agreement.

         No holder of this Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of shares of Preferred Stock or of any other securities of the Corporation which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to stockholders of the Corporation at any meeting thereof, or to give or withhold consent to any corporate action or to receive notice of meetings or other actions affecting stockholders of the Corporation (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Corporation and its corporate seal.

Dated as of _______________

                                          EASTGROUP PROPERTIES, INC.



                                          By:___________________________________
                                          Title:

Countersigned:

RIGHTS AGENT:


By:_____________________________
     Authorized Signature

                  [Form of Reserve Side of Rights Certificate]

                              FORM OF ASSIGNMENT

                (To be executed by the registered holder if such
              holder desires to transfer the Rights Certificate.)

FOR VALUE RECEIVED,
hereby sells, assigns and transfers unto________________________________________


--------------------------------------------------------------------------------
                  (Please print name and address of transferee)


this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint____________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Corporation, with full power of substitution.


Dated:
      --------------------                   -----------------------------------
                                                           Signature

Signature Guaranteed:

                                  CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:
      --------------------                   -----------------------------------
                                                           Signature

Signature Guaranteed:

                                     NOTICE

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.


                          FORM OF ELECTION TO PURCHASE
                      (To be executed if holder desires to
                       exercise Rights represented by the
                              Rights Certificate.)


To:      EastGroup Properties, Inc.

         The undersigned hereby irrevocably elects to exercise______ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock issuable upon the exercise of the Rights (or such other securities of the Corporation or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

Please insert social security
or other identifying number

--------------------------------------------------------------------------------
                        (Please print name and address)

--------------------------------------------------------------------------------

         If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number


--------------------------------------------------------------------------------
                        (Please print name and address)

--------------------------------------------------------------------------------


Dated:
      --------------------                   -----------------------------------
                                                           Signature

Signature Guaranteed:

                                 CERTIFICATE

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being acquired or exercised by or on behalf of a Person who is or was an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person or Adverse Person (as such terms are defined in the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or Adverse Person or an Affiliate or Associate of an Acquiring Person.


Dated:
      --------------------                   -----------------------------------
                                                           Signature

Signature Guaranteed:

                                     NOTICE

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                   EXHIBIT C

                         SUMMARY OF RIGHTS TO PURCHASE
                                PREFERRED SHARE

         On December 3, 1998, the Board of Directors of EastGroup Properties, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of the Company's common stock (the "Common Stock"), to stockholders of record at the close of business on December 28, 1998. Each
Right entitles the registered holder to purchase from the Company one one-thousandth (1/1,000) of a share of Series C Preferred Stock, par value $0.0001 per share (the "Preferred Stock"), at a purchase price of $70 per one one-thousandth (1/1,000) of a share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights
Agreement") between the Company and Harris Trust and Savings Bank, as Rights Agent (the "Rights Agent"). Also, each share of Common Stock issued after December 28, 1998 and before the Distribution Date (defined below) will receive one Right, and each share of the Company's Series B Cumulative Convertible Preferred Stock ("Series B Preferred Stock") issued after December 28, 1998 will receive 1.1364 Rights.

         Initially, the Rights will be attached to all Common Stock or Series B Preferred Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock or Series B Preferred Stock upon the earlier of (i) ten business days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15 percent or more of the outstanding shares of Common Stock or the Company has determined that a Person is an Adverse Person (defined below) (the "Stock Acquisition Date"),
(ii) ten business days (or such later date as the Board of Directors determines) following the commencement of a tender or exchange offer that would result in a person or group beneficially owning 15 percent or more of such outstanding shares of Common Stock, or (iii) ten business days after the Board of Directors declares that a person or group of affiliated or associated persons (an "Adverse Person") owns a substantial percentage of the outstanding common stock (not less than 9.8 percent) and determines that such person's ownership (a) is intended to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such person with short-term financial gain under circumstances where the best long-term interests of the Company and its shareholders would not be served by such action or transactions at that time or (b) is causing or is reasonably likely to cause a material adverse impact on the business or prospects of the Company (including but not limited to, jeopardization of the Company's status as a real estate investment trust under the Internal Revenue Code of 1986, as amended; impairment of relationships with the Company's tenants, customers, lenders, providers of financial and other services, or regulators; or impairment of the Company's ability to maintain its competitive position). The date the Rights separate is referred to as the "Distribution Date."

         Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock or Series B Preferred Stock certificates and will be transferred with and only with such certificates representing Common Stock or Series B Preferred Stock, (ii) new certificates representing Common Stock or Series B Preferred Stock issued after December 28, 1998 will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates representing Common Stock or Series B Preferred Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock or Series B Preferred Stock represented by such certificates. Pursuant to the Rights Agreement, the Company reserves the right to require prior to the occurrence of a Triggering Event (as defined below) that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Preferred Stock will be issued.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on December 3, 2008, unless earlier redeemed by the Company as described below.

         In the event that (i) the Company is the surviving corporation in a merger, share exchange or other business combination with an Acquiring Person or an Adverse Person (or any associate or affiliate thereof) and its Common Stock remains outstanding and unchanged, (ii) any person shall acquire beneficial ownership of more than 15 percent of the outstanding shares of Common Stock (except pursuant to certain consolidations or mergers involving the Company or sales or transfers of the combined assets, cash flow or earning power of the Company and its subsidiaries, or (iii) there occurs a reclassification of securities, a recapitalization of the Company or any of certain business combinations or other transactions (other than certain consolidations and mergers involving the Company and sales or transfer of the combined assets, cash flow or earning power of the Company and its subsidiaries) involving the Company or any of its subsidiaries which has the effect of increasing by more than one percent the proportionate share of any class of the outstanding equity securities of the Company or any of its subsidiaries beneficially owned by an Acquiring Person or Adverse Person (or any associate or affiliate thereof), then each holder of a Right (other than the Acquiring Person or an Adverse Person and certain related parties) will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two time the Purchase Price of the Right. However, Rights are not exercisable following the occurrence of any of the events described above until such time as the Rights are no longer redeemable by the Company as described below. Notwithstanding any of the foregoing, following the occurrence of any of the events described in this paragraph, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person will be null and void.

         For example, at a Purchase Price of $70 per Right, each Right not owned by an Acquiring Person or an Adverse Person (or by certain related parties or transferees thereof) following an event set forth in the preceding paragraph would entitle its holder to purchase $140 worth of Common Stock (or other consideration, as noted above) for $70. Assuming that the Common Stock had a per share market price of $20 at such time, the holder of each valid Right would be entitled to purchase seven shares of Common Stock for $70.

         In the event that, at any time following the Stock Acquisition Date,
(i) the Company enters into a merger or other business combination transaction in which the Company is not the surviving corporation, (ii) the Company is the surviving corporation in a consolidation, merger or similar transaction pursuant to which all or part of the outstanding shares of Common Stock are changed into or exchanged for stock or other securities of any other person or cash or any other property, or (iii) more than 50 percent of the combined assets, cash flow or earning power of the Company and its subsidiaries is sold or transferred (in each case other than certain consolidations with, mergers with and into, or sales of assets, cash flow or earning power by or to subsidiaries of the Company as specified in the Rights Agreement), then each holder of a Right (except Rights which previously have been voided as set forth above) will thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price of the Right. The events described in this paragraph and in the second preceding paragraph are referred to as the "Triggering Events."

         The Purchase Price payable, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) if holders of the Preferred Stock are granted certain rights, options or warrants to subscribe for Preferred Stock or securities convertible into Preferred Stock at less than the current market price of the Preferred Stock, if applicable, or
(iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash (excluding regular quarterly cash dividends), assets (other than dividends payable in Preferred Stock), or subscription rights or warrants (other than those referred to in (ii) immediately above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one percent of the Purchase Price. No fractional shares of Preferred Stock are required to be issued (other than fractions which are integral multiples of 1/1,000 of a share of Preferred Stock) and, in lieu thereof, the Company may make an adjustment in cash based on the market price of the Preferred Stock, if applicable, on the trading date immediately prior to the date of exercise.

         At any time after any person or group becomes an Acquiring Person or an Adverse Person and prior to the acquisition by such person or group of 50 percent or more of the outstanding shares of Common Stock, the Board of Directors of the Company may, without payment of the Purchase price by the holder, exchange the Rights (other than Rights owned by such person or group, which will become void), in whole or in part, for shares of Common Stock at an exchange ratio of one-half the number of shares of Common Stock (or in certain circumstances Preferred Stock) for which a Right is exercisable immediately prior to the time of the Company's decision to exchange the Rights (subject to adjustment).

         At any time until ten business days following the Stock Acquisition Date, the Company may redeem the Rights in whole, but not in part, at a price of $0.0001 per Right (payable in cash, shares of Common Stock or other consideration deemed appropriate by the Board of Directors). Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate and the holders of Rights only right will be to receive the $0.0001 redemption price.

         EastGroup has entered into an agreement with Five Arrows Realty Securities II, L.L.C. ("Five Arrows") pursuant to which EastGroup may issue and sell to Five Arrows up to 2,800,000 shares of Series B Preferred Stock (which would be convertible into 3,181,920 shares of Common Stock). There are currently no shares of Series B Preferred Stock outstanding. Five Arrows will not be deemed to either an Acquiring Person for purposes of the 15 percent threshold or, an Adverse Person for purposes of the 9.8 percent threshold, solely as a result of its ownership of Series B Preferred Stock or the Common Stock it may acquire on the conversion of Series B Preferred Stock.

         Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date, provided that any amendments after the Stock Acquisition Date must be approved by a majority of the Disinterested Directors and that no amendment to adjust the time period governing redemption can be made at such time as the Rights are not redeemable. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, inconsistency or defect, to make changes that do not adversely affect the interest of holders of Rights (excluding the interest of any Acquiring Person or Adverse Person), or to shorten or lengthen any time period under the Rights Agreement, provided that any amendments after the Stock Acquisition Date must be approved by a majority of the Disinterested Directors.

         The term "Disinterested Director" means any member of the Board of Directors of the Company who was a member of the Board prior to the date of the Rights Agreement, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the Disinterested Directors, but it does not include an Acquiring Person or an Adverse Person, or an affiliate or associate of an Acquiring Person or an Adverse Person or any representative of the foregoing entities.

         Until a Right is exercised, the holder thereof will have no rights as a stockholder of the Company associated with the rights, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common stock of an acquiring company as set forth or in the event that the Rights are redeemed.